                                                                     EXHIBIT 3.3

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BUSINESS@WEB, INC.


     Business@Web, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Business@Web, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 19, 1994. The name under which the Corporation filed its original Certificate of Incorporation was Object Power, Incorporated.

     2. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on April 4, 1996, as heretofore amended (the "Certificate of Incorporation"), and was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and was duly adopted by the written consent of the stockholders of the Corporation, with written notice thereof having been given to all stockholders of the Corporation who have not given their written consent, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

     3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.


                                   ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation is BUSINESS@WEB, INC.

                                 ARTICLE II

                               REGISTERED OFFICE
                               -----------------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. Its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                                    PURPOSES
                                    --------

          The business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

          The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty-Eight Million (58,000,000) shares of which (A) Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock") and (B) Eight Million (8,000,000) shares shall be designated preferred stock, $1.00 par value per share, of which One Million Three Hundred Thirty Two Thousand One Hundred Twenty Seven (1,332,127) shares shall be designated Series B Convertible Preferred Stock, $1.00 par value per share (the "Series B Preferred Stock"), One Million Two Hundred Thousand (1,200,000) shares shall be designated Series C Convertible Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Convertible Preferred Stock") and Five Million Four Hundred Sixty Seven Thousand Eight Hundred Seventy Three (5,467,873) shares shall be undesignated preferred stock, $1.00 par value per share (the "Undesignated Preferred Stock," and, collectively with the Convertible Preferred Stock, the "Preferred Stock").

          The powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

                                 A.  COMMON STOCK
                                     ------------

          1.  Voting.  Each holder of record shall be entitled to one vote for
              ------
each share of Common Stock standing in his name on the books of the Corporation.

          2.  Dividends.  Subject to applicable law, the holders of Common Stock
              ---------
shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.

          3.  Liquidation.  Upon any liquidation, dissolution or winding up of
              -----------
the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

          4.  Notices.  In the event that the Corporation provides any notice,
              -------
report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding Common Stock.

          5.  Reverse Stock Split.  Upon the filing of this Certificate of
              -------------------
Incorporation (the "Effective Date"), there shall be a reverse stock split of the Common Stock in the ratio of two (2) shares of new Common Stock ("New Common Stock") for every three (3) shares of previously outstanding Common Stock ("Old Common Stock"), subject to rounding as hereinafter provided, so that each holder of shares of Old Common Stock shall receive in exchange for such shares the number of shares of New Common Stock which equals (x) the product of the number of shares of Old Common Stock held by such holder immediately prior to the Effective Date multiplied by two-thirds (2/3), rounded to the nearest whole number ("Reverse Stock Split"). The terms "New Common Stock" and "Old Common Stock" are used herein solely to distinguish the Common Stock before and after the Reverse Stock Split and shall in no way alter the powers, preferences, rights, qualifications, limitations and restrictions related to such Common Stock as otherwise defined herein.

              (a) As of the Effective Date, the total number of shares of Common Stock which the Corporation shall have the authority to issue shall continue to be Fifty Million (50,000,000) shares.

              (b) Upon the occurrence of the Reverse Stock Split, each holder of Old Common Stock shall surrender the certificate or certificates representing such holder's shares of Old Common Stock at the office of the corporation or of the transfer agent for the Common

Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of New Common Stock for which the shares of Old Common Stock surrendered were exchangeable on the date on which such Reverse Stock Split occurred. Regardless of whether any holder of Old Common Stock issued prior to the Reverse Stock Split surrenders the certificate(s) for such Old Common Stock as provided herein, from and after the date of such Reverse Stock Split, its certificate(s) for such Old Common Stock shall only represent the right to receive the New Common Stock for which the Old Common Stock is exchangeable. No fractional shares of Common Stock shall be issued upon occurrence of the Reverse Stock Split.


                          B.  SERIES B PREFERRED STOCK
                              ------------------------

          1.  Liquidation Rights.
              ------------------

              (a) Treatment at Liquidation Dissolution or Winding Up
                  --------------------------------------------------

                  (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid first out of the assets of the corporation available for distribution to holders of the corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the corporation's capital stock designated to be junior to the Series B Preferred Stock, an amount equal to $5.54 per share of Series B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series B Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of Series B Preferred Stock with respect to such liquidation, dissolution or winding up.

                  (ii) Following payment in full to the holders of Series B Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the corporation available for distribution to holders of the corporation's capital stock shall be distributed among the holders of the Common Stock, the holders of the Series B Preferred Stock, and the holders of the Series C Preferred Stock, with each holder of a share of Series B Preferred Stock receiving the amount that would have been payable to the holder of such share had all shares of Series B Preferred Stock and all shares of Series C Preferred Stock been converted to Common Stock immediately following payment in full to the holders of Series B Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, and each holder of a share of Series C Preferred Stock or a share of Common Stock receiving the amount payable to the holder of such share as provided in the terms of the Series C Preferred Stock.

                  (iii) If the assets of the corporation shall be insufficient to permit the payment in full to the holders of Series B Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the corporation available for such distribution shall be distributed ratably among the holders of Series B Preferred Stock.

              (b) Treatment of Reorganizations, Consolidations, Mergers and
                  ---------------------------------------------------------
Sales of Assets. A consolidation or merger of the corporation, or a sale of all
- ---------------
or substantially all of the assets of the corporation (other than a merger, consolidation or sale of all or substantially all of the assets of the corporation in a transaction in which the shareholders of the corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction) shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 1.

              (c) Distributions Other than Cash.   Whenever the distribution
                  -----------------------------
provided for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

          2.  Conversion.  The holders of Series B Preferred Stock shall have
              ----------
conversion rights as follows (the "Series B Conversion Rights"):

              (a) Right to Convert; Conversion Price.  Each share of Series B
                  ----------------------------------
Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.54 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series B Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series B Preferred Stock (the "Series B Conversion Price") shall initially be $5.54. Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series B Preferred Stock is convertible, as hereinafter provided.

              (b) Mechanics of Conversion. Before any holder of Series B
                  -----------------------
Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

              (c)  Automatic Conversion.
                   --------------------

                   (i) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price (subject to adjustment as provided in Section 2(c)(iii)) upon:

                       (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public at an initial public offering price per share of not less than $8.25 (adjusted proportionately to give effect to any stock dividend, stock distribution or subdivision or any combination or consolidation of Common Stock after the Original Issue Date) and with gross proceeds of not less than $15,000,000 (a "Qualified IPO") or

                       (B) the written election of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock to require such mandatory conversion.

                  (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series B Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the corporation or the transfer agent for the Series

B Preferred Stock; provided, however, that the corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the corporation or the transfer agent of the Series B Preferred Stock, or the holder notifies the corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series B Preferred Stock, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series B Preferred Stock at the office of the corporation or of the transfer agent for the Series B Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series B Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price.

              (iii) In the event of the automatic conversion of shares of Series B Preferred Stock into shares of Common Stock, pursuant to Section 2(c)(i)(A), upon the occurrence of a Qualified IPO in which the initial offering price per share of Common Stock is less than $10.25 (the "Adjustment Trigger Price"), the Series B Conversion Price in effect immediately prior to the closing of the Qualified IPO shall be adjusted automatically to the greater of (A) the price determined by dividing (i) the initial offering price per share of Common Stock in the Qualified IPO by (ii) 1.85 (the "IPO Adjusted Conversion Price") or (B) $4.46 (the "Adjustment Floor Price"); provided, however, that there shall be no adjustment of the Series B Conversion Price pursuant to the foregoing clause if the Series B Conversion Price resulting from adjustment would be higher than the Series B Conversion Price in effect immediately prior to the closing of the Qualified IPO. If, prior to the Qualified IPO, the Series B Conversion Price shall have been adjusted pursuant to Section 2(d)(vi)(A) in the event of a stock dividend, stock distribution or subdivision or pursuant to Section 2(d)(vi)(B) in the event of a combination or consolidation of Common stock, the Adjustment Trigger Price, the Adjustment Floor Price and the IPO Adjusted Conversion Price shall be decreased or increased proportionately to give effect to such stock dividend, stock distribution or subdivision or such combination or consolidation.

              (d) Adjustments to Conversion Price for Diluting Issues.
                  ---------------------------------------------------

                  (i)  Special Definitions.  For purposes of this Section 2(d),
                       -------------------
the following definitions shall apply:

                       (A) "Option" shall mean rights, options or warrants to
                            ------
               subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                       (B) "Original Issue Date" shall mean the date on which a
                            -------------------
               share of Series B Preferred Stock was first issued.

                       (C) "Convertible Securities" shall mean any evidences of
                            ----------------------
               indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                       (D) "Additional Shares of Common Stock" shall mean all
                            ---------------------------------
               shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):

                           (I) shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock; or

                           (II) shares of Common Stock issued or issuable upon exercise or conversion of Options or Convertible Securities outstanding on the Original Issue Date; or

                           (III) shares of Common Stock issued or issuable to
                  officers, employees or directors of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; provided, however, that shares of Common Stock issued or deemed issued to a director of the corporation pursuant to options or other purchase rights granted after the Original Issue Date shall be Excluded Shares only if granted at the time of, or in connection with, such director's initial election to the Board of Directors; or

                           (IV) shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the corporation (including, without limitation, in connection with equipment leasing arrangements); or

                           (V)   shares of Common Stock or Convertible
                  Securities issued with the written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock.

          (ii)    No Adjustment of Conversion Price. No adjustment in the number
                  ---------------------------------
of shares of Common Stock into which a share of Series B Preferred Stock is convertible shall be made, by adjustment in the Series B Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise: (i) unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or, (ii) if prior to such issuance, the corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (iii)  Issue of Securities Deemed Issue of Additional Shares of Common
                 ---------------------------------------------------------------
Stock.
- -----
                 (A) Options and Convertible Securities. In the event the
                     ----------------------------------
     corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (I) no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of

     Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                 (III) upon the expiration of any such options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                       (a) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                       (b) in the case of Options of Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price on the original adjustment date, or (b) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                  (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                  (VI) if such record date shall have been fixed and such Options or Convertible Securities are not issued or the date fixed therefor, the adjustment previously made in the Series B Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.

          (B)     Stock Dividends, Stock Distributions and Subdivisions.  In the
                  -----------------------------------------------------
event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                  (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class or securities entitled to receive such dividend or distribution, or

                  (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

     If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Series B Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the time of actual payment of such dividend.

     (iv) Adjustment of Series B Conversion Price Upon Issuance of Additional
          -------------------------------------------------------------------
Shares of Common Stock.
- ----------------------

          (A) In the event the corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

          (B) For the purposes of Section 2(d)(iv)(A) hereof, (i) all shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding, and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

          (C) Notwithstanding anything to the contrary contained herein, the applicable Series B Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to

     Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          (v) Determination of Consideration.  For purposes of this Section
              ------------------------------
2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (A) Cash and Property.  Such consideration shall:
                  -----------------

                  (I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

              (B) Options and Convertible Securities. The consideration per
                  ----------------------------------
     share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment or such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Adjustment for Dividends, Distributions, Subdivisions,
               ------------------------------------------------------
Combinations or Consolidations of Common Stock.
- ----------------------------------------------

               (A) Stock Dividends, Distributions or Subdivision. In the event
                   ---------------------------------------------
     the corporation shall issue Additional Shares of Common Stock pursuant to
     Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Series B Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (B) Combinations or Consolidations.  In the event the outstanding
                   ------------------------------
     shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (e) No Impairment.  The corporation shall not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of Series B Preferred Stock against impairment.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series B Conversion Price pursuant to this
Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series B Preferred Stock.

          (g) Notices of Record Date.  In the event of any taking by the
              ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series B Preferred Stock at least ten
(10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h) Common Stock Reserved.  The corporation shall reserve and keep
              ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all convertible Series B Preferred Stock.

          (i) Certain Taxes.  The corporation shall pay any issue or transfer
              -------------
taxes payable in connection with the conversion of any shares of Series B Preferred Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series B Preferred Stock.

          (j) Closing of Books.  The corporation shall at no time close its
              ----------------
transfer books against the transfer of any Series B Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series B Preferred Stock.

     3.   Voting Rights.
          -------------

          Except as otherwise provided herein or required by law or by the provisions establishing any other series of Preferred Stock, the holders of Common Stock and the holders of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and shall vote as one class upon any matter submitted to the stockholders for a vote, on the following basis:

              (i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

              (ii) Holders of Series B Preferred Stock shall have that number of votes per share of Series B Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

     4.   Dividend Rights.
          ---------------

          (a) From and after the Original Issue Date, dividends shall accrue on each share of the Series B Preferred Stock, whether or not funds are legally available thereof and whether or not declared by the Board of Directors, in the amount per annum of $0.3324 per share of Series B Preferred Stock (the "Series B Dividends"). From time to time the Board of Directors of the corporation may declare and pay dividends or distributions on shares of the Common Stock or on any other class or series of capital stock of the corporation, but only if all accrued Series B Dividends shall have been paid in full prior to the date of any such declaration, payment or distribution.

          (b) In the event the Board of Directors of the corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the corporation), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series B Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series B Preferred Stock, as would have been payable on the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof if such Series B Preferred Stock had been converted to Common Stock pursuant to the provisions of
Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

          (c) In the event the Board of Directors of the corporation shall declare a dividend payable upon any class or series of capital stock of the corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series B Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series B Preferred Stock, as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series B Preferred Stock have been converted to Common Stock on the record date for determination of holders entitled to receive such dividend or (ii) if such class or series of Capital Stock is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Base Liquidation Price then in effect.

     5.   Redemption.
          ----------

          (a) At the written request, made on or after December 31, 2002, of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, the corporation shall on March 31 in each of the three (3) years immediately following the date of such request (each, a "Redemption Date"), call for redemption in accordance with Section 5(b) hereof and shall redeem for the applicable Redemption Amount (as hereinafter defined) from each holder of Series B Preferred Stock such number of shares of Series B Preferred Stock as shall be equal to thirty-three and one third percent (33 1/3%) of all of the shares of Series B Preferred Stock held by such holder on the Redemption Date. For the purposes of this Section 5, the term "Redemption Amount" means, for each share of Series B Preferred Stock to be redeemed, the sum of (i) the Base Liquidation Price plus (ii) an amount equal to any dividends accrued and unpaid thereon at the time of such redemption.

          (b) Call for redemption shall be made by the corporation by notice sent by first class mail, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date set forth therein, at such holder's address as it appears on the books of the corporation. Such notice shall set forth (i) the Redemption Date and the place or redemption, (ii) the number of shares to be redeemed (in accordance with Section 5(a) hereof) and (iii) the Redemption Amount per share and the aggregate Redemption Amount to be paid with respect to the shares to be redeemed. The corporation shall be obligated to redeem shares of Series B Preferred Stock in accordance with Section 5(a) hereof whether or not any notice of redemption is given as required herein. If, before the close of business on the relevant Redemption Date, any holder of record of Series B Preferred Stock shall have surrendered any shares of Series B Preferred Stock for conversion pursuant to Section 2(a) hereof, the corporation shall credit against the number of shares of Series B Preferred Stock otherwise required to be redeemed from such holder, and shall not redeem the number of shares of Series B Preferred Stock which had been converted by such holder on or before such Redemption Date and which had not previously been credited against any redemption.

          (c) If, on or before any Redemption Date, the funds necessary for such redemption shall have been set aside by the corporation and deposited with a bank or trust company in trust for the pro rata benefit of the holders of Series B Preferred Stock to be redeemed pursuant to Section 5(a) hereof, then, notwithstanding that any certificates for such shares of Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after the Redemption Date, and all rights of holders of such shares shall forthwith, after the Redemption Date, cease and terminate, excepting only the right to receive the full redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the corporation at the time unclaimed amounts are paid to it. In case the holders of Series B Preferred Stock to be redeemed pursuant to Section 5(a) hereof shall not, within five (5) years after the Redemption Date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit, of the right of conversion of any shares, or otherwise, shall be returned to the corporation forthwith.

          (d) If the funds of the corporation legally available for redemption of shares of Series B Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock required to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of whole shares of Series B Preferred Stock pro rata from among all holders of Series B Preferred Stock on the basis of the aggregate number of shares of Series B Preferred Stock held by each such holder on the Redemption Date. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

          (e) If the corporation for any reason fails to redeem any shares of Series B Preferred Stock in accordance with Section 5(a) hereof on or prior to the Redemption Date specified therein, then from and after such Redemption Date until such time as the Redemption Amount for such shares of Series B Preferred Stock has been paid in full, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the corporation may incur indebtedness for money borrowed or borrow or reborrow any amounts under any outstanding lines of credit without the aforesaid approval if
(i) the proceeds of such borrowing are intended to be, and are in fact, used to pay obligations of the corporation arising in the ordinary course of business as they become due and payable or otherwise to maintain the operations of the corporation at the then current level and not to expand the operations of the corporation in any respect, whether through expansion or enhancement of, or addition to, the corporation's then current product line, facilities, equipment, other capital assets or workforce, or otherwise, (ii) the corporation provides prior written notice of such borrowing to all holders of Series B Preferred Stock, which notice shall include a statement of the intended use of the proceeds of such borrowing and (iii) promptly upon request therefor, the corporation shall provide to any holder of Series B Preferred Stock a certificate signed by the President and Chief Financial Officer of the corporation certifying as to the allocation and use of the proceeds of any such borrowing; and

          (f) If the corporation for any reason fails to redeem any shares of Series B Preferred Stock in accordance with Section 5(a) hereof on or prior to the Redemption Date specified therein, then from and after such Redemption Date until such time as the Redemption Amount for such shares of Series B Preferred Stock has been paid in full, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the holders of Series B Preferred Stock, voting as a separate class and not with the holders of Common Stock, shall be entitled to elect to the Board of Directors the smallest number of directors which shall constitute a majority of the authorized number of directors, and the holders of Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Whenever under the provisions of the preceding sentence the right shall have accrued to the holders of Series B Preferred Stock as a class to elect directors of the corporation, the Board of Directors shall promptly call (and in the event the Board of Directors fails to call, the holders of at least twenty percent (20%) in voting power of the outstanding shares of Series B Preferred Stock may call) a special meeting of stockholders for the election of directors. Upon the election by the holders of the Series B Preferred Stock of the directors, they are entitled to elect as provided in this Section 5(f), the terms of office of all persons who were previously members of the Board of Directors shall immediately terminate, whether or not the holders of Common Stock shall have elected the remaining members of the Board of Directors. In the case of any vacancy of office occurring among the directors elected by the holders of Series B Preferred Stock, the remaining directors elected by the holders of Series B Preferred Stock, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant; in the case of any vacancy of office occurring among the directors elected by the holders of Common Stock, the remaining directors elected by the holders of Common Stock, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series B Preferred Stock (or by directors elected by the holders of Series B Preferred Stock) may be removed during his term of office by, and only by, the affirmative vote of the holders of the then outstanding shares of Series B Preferred Stock; any director who shall have been elected by the holders of Common Stock (or by directors elected by the holders of Common Stock) may be removed during his term of office by, and only by, the affirmative vote of the holders of the then outstanding shares of Common Stock. If and when the delinquent Redemption Amount shall have been paid in full, the holders of Series B Preferred Stock shall be immediately divested of the special voting rights in case of similar future delinquency; upon the termination of such voting rights, the Board of Directors shall call (and in the event the Board of Directors fails to call, the holders of at least twenty percent (20%) in voting power of the outstanding shares of Common Stock may call) a special meeting of stockholders at which all directors shall be elected in accordance with Section 3, above, and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon the election of their successors.

           6.  Covenants.
               ---------

           (a) So long as at least twenty-five (25%) of the number of shares of Series B Preferred Stock outstanding on the Original Issue Date shall be outstanding, the corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock required by Section 6(b) hereof and having obtained the affirmative vote or written consent of the holders of a majority of such outstanding shares of Series B Preferred Stock:

               (i) amend, alter or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or by-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

               (ii) reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with such preference or priority of the Series B Preferred Stock;

               (iii) create, authorize or issue any additional shares of Series B Preferred Stock or any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the corporation senior to or on a parity with the Series B Preferred Stock; or

               (iv) apply with any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except at their original purchase price of shares of Common Stock from officers, employees or directors of, or consultants to, the corporation upon termination of their status as such pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors of the corporation.

           (b) Notwithstanding any other provision of this Certificate of Incorporation or the corporation's by-laws to the contrary, notice of any action specified in Section 6(a) hereof shall be given by the corporation to each holder of shares of Series B Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the corporation, at least thirty (30) days before the date on which the books of the corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least thirty (30) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series B Preferred Stock may waive any notice required by this Section 6(b) by a written document indicating such waiver.

          7.  No Reissuance of Series B Preferred Stock.  No share or shares of
              -----------------------------------------
Series B Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

          8.  Residual Rights.  All rights accruing to the outstanding shares of
              ---------------
the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                          C.  SERIES C PREFERRED STOCK
                              ------------------------

          1.  Liquidation Rights.
              ------------------

              (a) Treatment at Liquidation, Dissolution or Winding Up.
                  ---------------------------------------------------

                  (i) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment in full of all amounts payable to the holders of the corporation's Series B Preferred Stock in accordance with Section B.1(a)(i) of Article IV hereof, and before any payment is made to the holders of any other class or series of the corporation's capital stock designated to be junior to the Series C Preferred Stock, including the corporation's Common Stock, the holders of Series C Preferred Stock shall be entitled to be paid from the assets of the corporation available for distribution to holders of the Series C Preferred Stock and the holders of the Common Stock pursuant to Section B.1(a)(ii) of
Article IV hereof, pari passu with the payments required to be made by the holders of the Series B Preferred Stock in accordance with said Section 1(a)(ii), but allocating all payments otherwise required by the terms of said
Section 1(a)(ii) to be made to the holders of the Common Stock to the holders of the Series C Preferred Stock, an amount equal to $5.00 per share of Series C Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series C Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of Series C Preferred Stock with respect to such liquidation, dissolution or winding up.

                  (ii) Following payment in full to the holders of Series C Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the corporation shall be distributed among the holders of the Common Stock and the holders of the Series C Preferred Stock on a share for share basis, with each holder of a share of Series C Preferred Stock receiving the amount that would have been payable to the holder of such share had all shares of Series C Preferred Stock been converted to Common Stock pursuant to Section 2(a) hereof immediately following payment in full to the holders of Series C Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof.

                  (iii) If the assets of the corporation shall be insufficient to permit the payment in full to the holders of Series C Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the corporation available for such distribution shall be distributed ratably among the Series C Preferred Stock.

                  (iv) In no event shall any payment be made with respect to any liquidation, dissolution or winding up to the holders of the Series C Preferred Stock or the holders of any other class or series of the corporation's capital stock designated to be junior to the Series C Preferred Stock, including the corporation's Common Stock, if and to the extent that, as a result of such payment, the amount available for distribution to the holders of the Series B Preferred Stock would be reduced to an amount less than the amount that would have been payable to the holders of the Series B Preferred Stock pursuant to Section B.1 of Article IV hereof had all shares of the Series C Preferred Stock been converted into shares of Common Stock in accordance with Section 2 hereof immediately prior to such liquidation, dissolution or winding up.

          (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of
              ------------------------------------------------------------------
Assets.  A consolidation or merger of the corporation, or a sale of all or
- ------
substantially all of the assets of the corporation (other than a merger, consolidation or sale of all or substantially all of the assets of the corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction) shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 1.

          (c) Distributions Other than Cash.  Whenever the distribution provided
              -----------------------------
for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

     2.   Conversion.  The holders of Series C Preferred Stock shall have
          ----------
conversion rights as follows (the "Series C Conversion Rights"):

          (a) Right to Convert; Series C Conversion Price.  Each share of Series
              -------------------------------------------
C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series C Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series C Preferred Stock (the "Series C Conversion Price") shall initially be $5.00. Such initial Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series C Preferred Stock is convertible, as hereinafter provided.

          (b) Mechanics of Conversion.  Before any holder of Series C Preferred
              -----------------------
Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series C Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Price. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c)  Automatic Conversion.
               --------------------

               (i) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price (subject to adjustment as provided in Section 2(c)(iii)) upon:

                   (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of

     1933, as amended, covering the offer and sale of Common Stock to the public at an initial public offering price per share of not less than $8.25 (adjusted proportionately to give effect to any stock dividend, stock distribution or subdivision or any combination or consolidation of Common Stock after the Original Issue Date) and with gross proceeds of not less than $15,000,000 (a "Qualified IPO") or

                   (B) the written election of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock to require such mandatory conversion.

          (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series C Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the corporation or the transfer agent for the Series C Preferred Stock; provided, however, that the corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series C Preferred Stock being converted are either delivered to the corporation or the transfer agent of the Series C Preferred Stock, or the holder notifies the corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series C Preferred Stock, each holder of Series C Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series C Preferred Stock at the office of the corporation or of the transfer agent for the Series C Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series C Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Price.

     (d) Adjustments to Series C Conversion Price for Diluting Issues.
         ------------------------------------------------------------

         (i) Special Definitions. For purposes of this Section 2(d), the
             -------------------
following definitions shall apply:

                  (A) "Option" shall mean rights, options or warrants to
                       ------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (B) "Original Issue Date" shall mean the date on which a
                       -------------------
share of Series C Preferred Stock was first issued.

                  (C) "Convertible Securities" shall mean any evidences of
                       ----------------------
indebtedness, shares (other than Common Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (D) "Additional Shares of Common Stock" shall mean all shares
                       ---------------------------------
of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):

                      (I) shares of Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock; or

                      (II) shares of Common Stock issued or issuable upon exercise or conversion of Options or Convertible Securities outstanding on the Original Issue Date; or

                      (III) shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; provided, however, that shares of Common Stock issued or deemed issued to a director of the corporation pursuant to options or other purchase rights granted after the Original Issue Date shall be Excluded Shares only if granted at the time of, or in connection with, such director's initial election to the Board of Directors; or

                      (IV) shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the corporation (including, without limitation, in connection with equipment leasing arrangements); or

                      (V) shares of Common Stock or Convertible Securities issued with the unanimous consent of the Board of Directors of the corporation.

          (ii) No Adjustment of Series C Conversion Price.  No adjustment in the
               ------------------------------------------
number of shares of Common Stock into which a share of Series C Preferred Stock is convertible shall be made, by adjustment in the Series C Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise: (i) unless the consideration per share for an Additional Share of Common Stock issue or deemed to be issued by the corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or, (ii) if prior to such issuance, the corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (iii)  Issue of Securities Deemed Issue of Additional Shares of Common
                 ---------------------------------------------------------------
Stock.
- ------
                 (A) Options and Convertible Securities. In the event the
                     ----------------------------------
     corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (I) no further adjustment in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                     (III) upon the expiration of any such options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (a) in the case of Convertible Securities or Options
                  for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                           (b) in the case of Options of Convertible Securities
                  only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                     (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (a) the Series C Conversion Price on the original adjustment date, or (b) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                     (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                     (VI) if such record date shall have been fixed and such Options or Convertible Securities are not issued or the date fixed therefor, the adjustment previously made in the Series C Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to this
            Section 2(d)(iii) as of the actual date of their issuance.

                 (B) Stock Dividends, Stock Distributions and Subdivisions. In
                     -----------------------------------------------------
     the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                     (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class or securities entitled to receive such dividend or distribution, or

                     (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

            If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Series C Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the time of actual payment of such dividend.

            (iv) Adjustment of Series C Conversion Price Upon Issuance of
                 --------------------------------------------------------
Additional Shares of Common Stock.
- ---------------------------------

                 (A) In the event the corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

                 (B) For the purposes of Section 2(d)(iv)(A) hereof, (i) all shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding, and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                 (C) Notwithstanding anything to the contrary contained herein, the applicable Series C Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          (v) Determination of Consideration.  For purposes of this Section
              ------------------------------
2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (A) Cash and Property.  Such consideration shall:
                  -----------------

                  (I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

              (B) Options and Convertible Securities. The consideration per
                  ----------------------------------
     share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Adjustment for Dividends, Distributions, Subdivisions,
               ------------------------------------------------------
Combinations or Consolidations of Common Stock.
- ----------------------------------------------

               (A) Stock Dividends, Distributions or Subdivision. In the event
                   ---------------------------------------------
     the corporation shall issue Additional Shares of Common Stock pursuant to Section

     2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Series C Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (B) Combinations or Consolidations. In the event the outstanding
                   ------------------------------
     shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series C Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (e) No Impairment.  The corporation shall not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series C Convertible Preferred Stock against impairment.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series C Conversion Price pursuant to this
Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each shares of Series C Preferred Stock.

          (g) Notices of Record Date.  In the event of any taking by the
              ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series C Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h) Common Stock Reserved.  The corporation shall reserve and keep
              ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all convertible Series C Preferred Stock

          (i) Certain Taxes.  The corporation shall pay any issue or transfer
              -------------
taxes payable in connection with the conversion of any shares of Series C Preferred Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series C Preferred Stock.

          (j) Closing of Books.  The corporation shall at no time close its
              ----------------
transfer books against the transfer of any Series C Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series C Preferred Stock.

     3.   Voting Rights.
          -------------

          Except as otherwise provided herein or required by law or by the provisions establishing any other series of Preferred Stock, the holders of Common Stock and the holders of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting and shall vote, together with the holders of Common Stock and the holders of any other series of Preferred Stock as one class upon any matter submitted to the stockholders for a vote. Holders of Series C Preferred Stock shall have that number of votes per share of Series C Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

     4.   Covenants.
          ---------

          (a) So long as at least twenty-five (25%) of the number of shares of Series C Preferred Stock outstanding on the Original Issue Date shall be outstanding, the corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series C Preferred Stock required by Section 4(b) hereof and having obtained the affirmative vote or written consent of the holders of a majority of such outstanding shares of Series C Preferred Stock, amend, alter or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or by-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

          (b) Notwithstanding any other provision of this Certificate of Incorporation or the corporation's by-laws to the contrary, notice of any action specified in Section 4(a) hereof shall be given by the corporation to each holder of shares of Series C Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the corporation, at least thirty (30) days before the date on which the books of the corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least thirty (30) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series C Preferred Stock may waive any notice required by this Section 4(b) by a written document indicating such waiver.

     5.   No Reissuance of Series C Preferred Stock.  No share or shares of
          -----------------------------------------
Series C Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

     6.   Residual Rights.  All rights accruing to the outstanding shares of
          ---------------
the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock

                       D.  UNDESIGNATED PREFERRED STOCK.
                           ----------------------------

     1.   Issuance.  Subject to any limitations prescribed by law or this
          --------
Certificate of Incorporation, the Board of Directors of the Corporation or an authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. Any action of the Board of Directors or an authorized committee thereof under this paragraph D shall require an affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or an authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each class or series of such Undesignated Preferred Stock to the extent permitted by law:

          (a) The distinctive class or serial designation and the number of shares constituting such class or series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such class or series;

          (d) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such class or series shall be issued;

          (i) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation or an authorized committee thereof may deem advisable.

     Subject to the authority of the Board of Directors as set forth in clause
(i) above, any shares of Undesignated Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Undesignated Preferred Stock under this paragraph D.


                                   ARTICLE V

                               STOCKHOLDER ACTION
                               ------------------

     Meetings of the stockholders may be taken within or without the State of Delaware, as the bylaws may provide and may be taken or effected by a written consent of stockholders in lieu thereof.


                                   ARTICLE VI

                                   DIRECTORS
                                   ---------

          1.  General.
              -------

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

          2.  Election of Directors.
              ---------------------

          Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

          3.  Terms of Directors.
              ------------------

          The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Nemirovsky and Subramaniam; the initial Class II Directors of the Corporation shall be Carnesale and Levy; and the initial Class III Directors of the Corporation shall be Besier and Diaz. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting (other than Directors elected by any series of Preferred Stock) shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class (other than Directors elected by any series of Preferred Stock) shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

          Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Second Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this
Section 3.

          During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

          4.  Vacancies.
              ---------

          Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

          5.  Removal.
              -------

          Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Second Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any Director shall include (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.


                                  ARTICLE VII

                            LIMITATION OF LIABILITY
                            -----------------------

          A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS
                              --------------------

          1.  Amendment by Directors.
              ----------------------

          Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

          2.  Amendment by Stockholders.
              -------------------------

          The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

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

                                 ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

          The Corporation reserves the right to amend or repeal this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Second Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Second Amended and Restated Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Second Amended and Restated Certificate of Incorporation, or by law, the affirmative vote of a majority of the shares present in person or represented by proxy at a duly constituted meeting of stockholders called expressly for such purpose, which shares are entitled to vote on such amendment or repeal, voting together as a single class, shall be required to amend or repeal any provisions of this Second Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together a single class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or Article IX of this Second Amended and Restated Certificate of Incorporation.

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

          I, Klaus P. Besier, President of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 20th day of May, 1996.


                                        /s/ Klaus P. Besier
                                     ------------------------------------------
                                     Klaus P. Besier, President and CEO

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